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                                                                      EXHIBIT 99
                                                                      ----------

                             FOR IMMEDIATE RELEASE


                     Envirogen Effects Reverse Stock Split



  Lawrenceville, NJ (November 24, 1998): Envirogen, Inc. announced today that its stockholders approved a one-for-six reverse split of the Company's common stock, applicable to all stockholders of record on November 24, 1998. The effect of the reverse split will be to decrease the number of outstanding shares from approximately 24 million to roughly 4 million shares. From November 25, 1998 through December 24, 1998, the Company's common stock will be trading under the symbol ENVGD to reflect the reverse split. After December 24, 1998, the Company's common stock will revert to trading under the symbol ENVG.

  Envirogen is a broad-based environmental systems and services company providing its customers with the maximum benefit per dollar spent for environmental protection. Through the application of its industry leading technologies, Envirogen delivers cost-effective solutions to existing or potential pollution in the air, water and soil.


  For further information, contact:

        Gale Smith
        Envirogen, Inc.
        4100 Quakerbridge Road
        Princeton, NJ  08648
        (609) 936-9300
        www.envirogen.com